                                                              Exhibit 10.26


                                REFUNDS PAYABLE
                               ESCROW AGREEMENT

   THIS ESCROW AGREEMENT (the "Agreement") is made and entered into this 5th day of June, 1997 among First American National Bank (the "Escrow Agent"), Nova Holdings, Inc., a Delaware corporation ("Purchaser"), and Dianne R. Martz and A.B. Charlton, III ("Sellers").

   WHEREAS, Sellers and Purchaser are parties to a Stock Purchase Agreement, dated as of June 5, 1997 (the "Purchase Agreement"), providing the terms, conditions and provisions for the purchase by Purchaser of 100% of the stock ("Stock") of Horizon Health Systems, Inc. ("Horizon");

   WHEREAS, Purchaser and Sellers desire to appoint the Escrow Agent, and the Escrow Agent is willing to accept such appointment, on the terms and conditions of this Agreement, to act as escrow agent to hold, administer and disburse the Escrowed Funds (as hereinafter defined).

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

     1.  Definitions.

     When used in this Agreement, the following terms shall be defined as follows:

     "Sellers' Representative" shall mean Sam Stumpf, Esq. and David Price or such other authorized representative of Sellers as shall be designated in written notice from Sellers received by the Escrow Agent.

     "Escrowed Funds" shall mean a portion of the Purchase Price paid for the Stock in the amount of Two Million Eight Hundred Forty-Seven Thousand Six Hundred Fifty-Two ($2,847,652.00) Dollars deposited with the Escrow Agent simultaneously with the execution hereof, plus any interest or other income earned on the foregoing during the term of this Agreement, less any disbursements made pursuant to the term of this Agreement, and all instruments representing the investment or re-investment, if any, of such cash.

     "Purchaser's Representative" shall mean Joel Kimbrough and David Stevens, or such other persons as shall subsequently be designated by written notice from Purchaser received by the Escrow Agent.

     "Refunds Payable" shall mean the unpaid balance of the Two Million Eight Hundred Forty-Seven Thousand Six Hundred Fifty-Two


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

($2,847,652.00) Dollars "refunds payable" amount reflected on Horizon's March 31, 1997 balance sheet.

     2.  Establishment of Escrow.

         (a) Simultaneously with the execution of this Agreement, Purchaser has delivered Escrowed Funds to the Escrow Agent in cash, receipt of which is hereby acknowledged by the Escrow Agent.

         (b) Pursuant to Sections 1.01 and 7.03 of the Purchase Agreement, Purchaser and Sellers appoint Escrow Agent as escrow agent for the purpose of receiving communications from Purchaser and Sellers, and disbursing the Escrowed Funds to Purchaser and Sellers pursuant to the terms of the Purchase Agreement and the terms of this Escrow Agreement. Purchaser, Sellers and the Escrow Agent agree that the Escrow Agent shall hold, administer and disburse the Escrowed Funds on the terms and conditions of this Agreement.

     3.  Investment of Escrow.

         All funds received by the Escrow Agent pursuant to this Agreement shall be invested, to the extent practicable, in a fully


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

liquid instrument of deposit with the Escrow Agent. Unless otherwise directed in writing by the Seller Representative and Buyer Representative, the escrow funds held hereunder shall be invested in Escrow Agent's U.S. Treasury Fund, currently called "Ameristar Treasury Fund".

   The cost and expenses incurred by the Escrow Agent in the investment or reinvestment of all or any portion of the Escrowed Funds shall be paid from the Escrowed Funds and the Escrow Agent is hereby authorized to pay such cost and expense from the Escrowed Funds.

   4.    Disbursement of Escrowed Funds.

   (a) The parties agree that all of the Escrowed Funds are available to satisfy the obligation of Sellers to indemnify Horizon and Purchaser for Horizon's obligation to pay Refunds Payable as set out in Section 7.03 of the Purchase Agreement.

   The Escrow Agent shall release all or a portion of the Escrow Deposit to Purchaser fifteen (15) days following receipt by Escrow Agent of a written statement from Purchaser's Representative, a copy of which shall be provided simultaneously to


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

Sellers stating (i) the dollar amount of any indemnification owed to Purchaser by either Seller under the Purchase Agreement, (ii) a concise statement of the facts giving rise to such claim for indemnification, (iii) that Purchaser has made a claim for such indemnification pursuant to the terms of the Purchase Agreement, and (iv) that Purchaser has not received payment of such indemnification amounts within fifteen days after delivery of such claim to the Sellers; provided that if such sworn written statement shall be disputed by Sellers in writing delivered to Escrow Agent with a copy to Purchaser's Representative within ten (10) days after Escrow Agent's receipt of such written statement from Purchaser's Representative, the Escrow Agent shall continue to hold in escrow the portion of the Escrow Deposit subject to such dispute until the dispute shall have been finally resolved by mutual agreement or by a court of competent jurisdiction. Any notice disputing the Purchaser's sworn written statement shall set forth a concise statement of the facts upon which Sellers are relying in disputing said sworn statement. The Escrowed Funds may be disbursed to Purchaser or by check made payable directly to the governmental agencies to which the Refunds Payable are due as directed in the Purchaser's statement referenced above. Except as expressly set forth in the Stock Purchase Agreement, Purchaser's failure to claim, or delay in claiming Escrowed Funds shall not be a waiver of Purchaser's rights and shall in no way affect or prejudice Purchaser's rights and remedies against Sellers to recover any amounts due Purchaser.

     (b) In the case of any dispute between Sellers and Purchaser as to any claim or demand for payment hereunder, Escrow Agent shall withhold an amount sufficient to cover such claims or demands, until a settlement has been effected or a final judicial determination has been made.
     (c) The parties agree that Purchaser shall have the right to make claims to the Escrowed Funds for so long as Refunds Payable are due ("Claim Deadline"). Refunds Payable shall no longer be due when Sellers and Purchaser agree in writing delivered to the Escrow Agent that Refunds Payable have been
(i) paid in full, (ii) compromised and settled or (iii) the liability of Horizon therefor has been otherwise eliminated. In the even that the aggregate of (1) claims of Purchaser paid from Escrowed Funds (2) amounts withheld to cover disputed claims and demands and (3) fees and expenses of the Escrow Agent, does not exceed the proceeds deposited, Escrow Agent, on the Claim Deadline, shall pay to Sellers out of the Escrow Funds a sum equal to the amount, if any, by which the proceeds deposited exceeds the aggregate of (1) amounts paid to or claimed by Purchaser prior to the Claim Deadline and (2) amounts withheld to cover disputed claims and (3) any fees due Escrow Agent.

     (d) Notwithstanding anything to the contrary which might be set forth in this Agreement, if Escrow Agent receives any dividends, distributions, interest or other income in respect of the investment of the Escrowed Funds, Escrow Agent shall pay to


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

Sellers no more frequently than monthly, any such dividends, distributions, interest or other income Escrow Agent has received in respect to the investment of the Escrowed Funds.

     5.  Certain Provisions Relating to Escrow Agent.

     (a) The Escrow Agent shall be entitled to receive fees for its service under this Agreement in the amount of $1,500.00 for each twelve month period during which this Agreement shall remain in effect ("Annual Fee"). The Annual Fee shall be paid by Sellers with the Annual Fee for the first twelve month period being due on the date of this Agreement and the Annual Fee for the second twelve month period being due on the first anniversary of the date hereof. The Escrow Agent shall also be entitled to be reimbursed for the reasonable expenses incurred by it in the performance of its obligations under this Agreement, including the reasonable fees of legal counsel which the Escrow Agent may deem necessary to advise it in connection with its obligations under this Agreement. All fees and expenses of the Escrow Agent shall be paid by the Sellers.

     (b) The Escrow Agent shall not be liable for any diminution of value of the Escrowed Funds due to investments, if any, made as provided herein. The Escrow Agent shall have no authority to disburse or otherwise dispose of the Escrowed Funds except as provided herein.


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

     (c) Notwithstanding any provision of this Agreement to the contrary, the Escrow Agent may at all times act upon and in accordance with the joint written instructions of Sellers' Representative and Purchaser's Representative. The Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or the advise of counsel of its selection.

     (d) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and instructions given to the Escrow Agent pursuant to this Agreement, and no additional duties shall be inferred herefrom or implied hereby. The Escrow Agent shall not be subject to, or obliged to recognize, any other agreement between any or all of the parties hereto even though reference to such agreement may be made herein. With, and only with, the written consent of the Escrow Agent, this Agreement may be amended at any time or times by an instrument in writing signed by Sellers' Representative and Purchaser's Representative.

     (e) The Escrow Agent may act in reliance upon any written notice, demand, certificate or document which it reasonably in good faith believes to be genuine, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of the service thereof, and may assume that any person purporting to give any such written

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


notice, demand, certificate or document has been duly authorized to do so.

          (f) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the undersigned or by any other person, firm, or corporation, except only such notices or instructions as are herein provided for and the orders or process of any court. If any property subject hereto is at any time attached, garnished, or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part hereof, then and in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          The Escrow Agent shall not be required to institute or defend any action involving any matter referred to herein or which affects it or its duties or liabilities hereunder unless and until requested to do so by any party to this Escrow Agreement and then only upon receiving full indemnity, in amount and character

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


satisfactory to the Escrow Agent, against any and all claims, liabilities and expenses, including attorney's fees, in relation thereto.

   (g) The Escrow Agent shall have no liability under this Agreement to any party other than for its gross negligence or fraud or the gross negligence or fraud of its agents, servants or employees.

   (h) Purchaser and Sellers hereby jointly and severally agree to defend, indemnify and hold harmless the Escrow Agent from and against any and all losses, damages, deficiencies or expenses, including court costs and attorney's fees, arising out of or by reason of this Agreement, the execution and delivery of this Agreement, the Escrow Agent's execution and delivery of this Agreement, the Escrow Agent's execution of its duties pursuant to this Agreement, or any claim against the Escrowed Funds, except those as arise out of or by reason of gross negligence or fraud.

   (I) Escrow Agent shall have no obligation for payment to any person or entity except from, and to the extent of, Escrowed Funds.

   (j) The Escrow Agent may resign by giving thirty (30) days written notice to Purchaser and Sellers and thereafter shall deliver the Escrowed Funds to such substitute escrow agent as Purchaser and Sellers shall jointly direct in writing. If such direction to deliver the Escrowed Funds to a substitute escrow


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


agent is not received by the Escrow Agent within thirty (30) days after mailing such notices of resignation, the Escrow Agent may in its sole discretion, interplead all or such portion of the Escrowed Funds into a court of competent jurisdiction.

     6.  Termination of Escrow.

     When all of the Escrowed Funds shall have been disbursed by the Escrow Agent, this Agreement and the escrow established by this Agreement shall terminate and the Escrow Agent shall be relieved and discharged of all further responsibilities, obligations and liabilities under this Agreement.

     7.  Notices.

     (a) all notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by telegraph or certified mail, return receipt requested, and properly addressed as follows:

         (a)   if to Sellers, to them at:

         Ms. Dianne Martz
         401 Wayside Court
         Nashville, Tennessee 37205

         Mr. A.B. Charlton, III
         11132 Outlet Drive
         Knoxville, Tennessee 37932

         with a copy to:


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

         Bass, Berry & Sims, PLC
         2700 First American Center
         Nashville, Tennessee  37238
         Attn:  Samuel E. Stumph, Jr., Esq.

         (b) if to Purchaser to it at:

             Nova Holdings, Inc.
             1620 Century Center Parkway
             Suite 109
             Memphis, Tennessee  38134

         with a copy to:

             Armstrong Allen Gentry Johnson Prewitt & HOlmes
             80 Monroe Avenue
             Suite 700
             Memphis, Tennessee  38103
             Attention:  Thomas W. Bell, Jr.

         (c) if to the Escrow Agent, to it at:

             First American National Bank
             Corporate Trust Department
             400 First American Center
             Nashville, Tennessee  37137-0404


All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section shall be effective upon delivery.

   (b) Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with the contents.

   8.  General


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

         Bass, Berry & Sims, PLC
         2700 First American Center
         Nashville, Tennessee  37238
         Attn:  Samuel E. Stumph, Jr., Esq.

         (b) if to Purchaser to it at:

             Nova Holdings, Inc.
             1620 Century Center Parkway
             Suite 109
             Memphis, Tennessee  38134

         with a copy to:

             Armstrong Allen Gentry Johnson Prewitt & Holmes
             80 Monroe Avenue
             Suite 700
             Memphis, Tennessee  38103
             Attention:  Thomas W. Bell, Jr.

         (c) if to the Escrow Agent, to it at:

             First American National Bank
             Corporate Trust Department
             400 First American Center
             Nashville, Tennessee  37237-0404


All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section shall be effective upon delivery.

   (b) Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with the contents.

   8.  General


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

   (a) The rights of Purchaser and Sellers hereunder are cumulative and are not exclusive of any other rights Sellers or Purchaser may have under the Purchase Agreement or otherwise.

   (b) This Agreement shall be governed by and construed under the laws of the State of Tennessee.

   (c) This Agreement shall inure to the benefit of and be enforceable by and against Purchaser, Sellers and the Escrow Agent and their respective successors and assigns.

   (d) This Agreement may be executed by the parties in several counterparts, each of which shall be deemed to be an original and one and the same instrument.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                                          FIRST AMERICAN NATIONAL BANK


                                          By: /s/Tamaia L. Nohiston
                                              ---------------------
                                              Title: Vice President
                                                    ---------------


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

                                         NOVA HOLDINGS, INC.
                                         By: Patrick Steven
                                             ------------------------
                                         Title: CEC
                                                ---------------------

                                             /s/Dianne Martz
                                             ------------------------
                                             Dianne Martz


                                             /s/A.B. Charlton, III
                                             ------------------------
                                             A.B. Charlton, III








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